Exhibit 16.1

January 16, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Commissioners:

We have read Workstream Inc.’s statements included under Item 4.01 of its Form 8-K filed on January 16, 2009 and we agree with such statements concerning our firm.

/s/ McGladrey & Pullen, LLP